Exhibit 99.1
Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2009
SECOND QUARTER RESULTS
          Long Beach, Calif., September 4, 2008 — UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2009 second quarter ended July 31, 2008.
Fiscal Second Quarter 2009 vs. 2008 Results:
▪	Gross revenues increased 20 percent to $1,255.1 million from $1,042.7 million.

▪	Net revenues increased 14 percent to $416.0 million from $365.1 million.

▪	Income from continuing operations was $28.5 million, or $0.28 per diluted share, compared to $27.6 million, or $0.28 per diluted share.

▪	Discontinued operations included a gain of $5.3 million, or $0.05 per diluted share, in the fiscal 2009 second quarter on the sale of the company’s art packing business in Europe.

▪	Net income was $33.7 million, or $0.33 per diluted share, compared to $27.7 million, or $0.28 per diluted share.
          “Revenues continued to expand primarily due to solid organic growth in both of our business segments,” said Roger I. MacFarlane, chief executive officer. “Volume growth in our freight forwarding operations weakened toward the end of the second quarter in conjunction with slowing growth in international trade. This was offset by a meaningful increase in yields, excluding the impact of fuel surcharges. We continued to add new logistics business, resulting in growth in this segment despite the loss of revenue from actions taken through our cost reduction plan. Operating expenses grew at a faster rate than net revenues in the second quarter compared to a year ago, but this trend reversed at the end of the quarter as we started to see a greater impact from our cost reduction plan and profit improvement efforts. We were particularly pleased to see that our efforts in contract logistics led to sequential margin improvement in the quarter. All actions under our cost reduction plan have now been completed and we continue to expect to see the anticipated improvements in the second half of fiscal 2009.”
          Gross and net revenue gains for the fiscal 2009 second quarter were primarily due to organic growth in nearly all geographic regions, particularly in Europe and Asia Pacific, as well as contributions from acquisitions made by the company since August 1, 2007. The company’s adjusted gross and net revenues, excluding acquisitions, increased 17 percent and 10 percent, respectively, in the fiscal 2009 second quarter, compared to the same period last year, despite the shedding of revenue through the company’s cost reduction plan.
          Operating expenses in the second quarter of fiscal 2009 totaled $372.4 million, an increase of 16 percent compared to the same period last year. The increase primarily reflects costs to support the company’s overall growth, as well as costs attributable to acquisitions. Operating expenses in the fiscal 2009 second quarter included legal and related costs of $0.7 million incurred by the company as a result of the U.S. Department of Justice’s publicly announced investigation into the pricing practices of the air cargo transportation industry and other related investigations and lawsuits.
          The company sold its art packing business in the fiscal 2009 second quarter as part of its ongoing efforts to focus on its core businesses. This sale resulted in a gain of $5.3 million, or $0.05 per diluted share, in the fiscal 2009 second quarter. The operational results and gain on sale of the art packing business were reported as discontinued operations in the company’s condensed consolidated income statements.
Investor Conference Call
          UTi management will host an investor conference call today, September 4, 2008, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fiscal 2009 second quarter. Investment professionals are invited to participate in the live call by dialing 888-505-2282 (domestic) or 706-634-5910 (international) using conference ID 60696993. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through September 11, 2008, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and using replay passcode 60696993.
About UTi Worldwide
          UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information
          This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and management’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has referred to gross and net revenue growth adjusted to exclude the impact of acquisitions made since the beginning of the comparative period. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP.
Safe Harbor Statement
          Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its financial goals, as well as the expected impact of the company’s cost reduction program. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to economic conditions that are adversely affecting trade volumes; the company’s clients’ demand for its services; the impact of cost reduction measures recently undertaken by the company and the amount and timing of the expected benefits from such measures, including expected severance costs and dispositions of existing operations in connection therewith; integration risks associated with acquisitions; increased competition; the impact of higher fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; the success and effects of new strategies and of the realignment of the company’s executive management structure; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	July 31,		July 31,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Airfreight forwarding	$456,359	$360,794	$905,514	$679,135
Ocean freight forwarding	333,956	265,124	627,459	497,414
Customs brokerage	30,512	23,952	58,657	45,747
Contract logistics	177,410	160,382	342,213	301,897
Distribution	156,327	151,790	305,706	296,046
Other	100,523	80,702	199,988	164,162

Total revenues	1,255,087	1,042,744	2,439,537	1,984,401

Operating expenses:
Freight consolidation costs:
Airfreight forwarding	358,361	282,663	719,487	530,976
Ocean freight forwarding	279,779	222,349	528,444	417,664
Customs brokerage	2,026	767	3,555	1,491
Contract logistics	24,962	22,645	45,835	42,418
Distribution	114,716	100,889	220,073	194,630
Other	59,262	48,326	116,659	98,072

Staff costs	222,731	195,019	439,423	378,798
Depreciation and amortization	11,016	9,758	21,205	19,054
Amortization of intangible assets	3,079	2,053	6,181	4,038
Restructuring and impairments	—	—	6,036	—
Other operating expenses	135,544	115,061	265,358	222,909

Total operating expenses	1,211,476	999,530	2,372,256	1,910,050

Operating income	43,611	43,214	67,281	74,351
Interest expense, net	(4,043)	(3,741)	(8,598)	(7,829)
Other income/(expense)	193	(166)	633	(534)

Pretax income	39,761	39,307	59,316	65,988
Provision for income taxes	10,034	10,890	15,455	18,803

Income before minority interests	29,727	28,417	43,861	47,185
Minority interests	(1,220)	(842)	(2,033)	(1,732)

Income from continuing operations	28,507	27,575	41,828	45,453

Discontinued operations:
Operating income/(loss), net of tax	(77)	92	144	334
Gain on sale, net of tax	5,316	—	5,316	—

Net income	$33,746	$27,667	$47,288	$45,787

Basic earnings per share:
Continuing operations	$0.29	$0.28	$0.42	$0.46
Discontinued operations	0.05	—	0.06	—

	$0.34	$0.28	$0.48	$0.46

Diluted earnings per share:
Continuing operations	$0.28	$0.28	$0.41	$0.46
Discontinued operations	0.05	—	0.06	—

	$0.33	$0.28	$0.47	$0.46

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	99,350,699	99,065,970	99,262,635	98,885,454
Diluted shares	100,988,262	100,315,526	100,843,762	100,261,800

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	July 31,	January 31,
	2008	2008
	(Unaudited)
Assets

Cash and cash equivalents	$266,341	$289,141
Trade receivables, net	967,760	865,019
Deferred income tax assets	19,904	18,768
Other current assets	118,315	79,207

Total current assets	1,372,320	1,252,135

Property, plant and equipment, net	184,602	154,123
Goodwill and other intangible assets, net	620,744	617,861
Investments	3,619	2,765
Deferred income tax assets	18,729	17,311
Other non-current assets	16,598	30,481

Total assets	$2,216,612	$2,074,676

Liabilities & Shareholders’ Equity

Bank lines of credit	$147,088	$113,199
Short-term borrowings	6,203	5,913
Current portion of long-term borrowings	66,667	33,333
Current portion of capital lease obligations	20,678	21,701
Trade payables and other accrued liabilities	863,692	817,058
Income taxes payable	10,779	12,622
Deferred income tax liabilities	3,906	5,030

Total current liabilities	1,119,013	1,008,856

Long-term borrowings	150,638	178,047
Capital lease obligations	27,234	30,612
Deferred income tax liabilities	37,350	38,063
Retirement fund obligations	4,508	4,287
Other non-current liabilities	20,477	19,322

Minority interests	22,933	21,289

Commitments and contingencies

Shareholders’ equity:
Common stock	443,736	435,355
Retained earnings	390,384	349,237
Accumulated other comprehensive income/(loss)	339	(10,392)

Total shareholders’ equity	834,459	774,200

Total liabilities and shareholders’ equity	$2,216,612	$2,074,676

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six months ended
	July 31,
	2008	2007
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$47,288	$45,787
Adjustments to reconcile net income to net cash used in operations:
Share-based compensation costs, net	5,444	1,304
Depreciation and amortization	21,429	19,237
Amortization of intangible assets	6,181	4,038
Restructuring and impairments	6,036	—
Deferred income taxes	(5,754)	(1,857)
Uncertain tax positions	(1,918)	—
Gain on sale of subsidiary	(5,316)	—
Tax benefit relating to exercise of stock options	413	296
Excess tax benefits from share-based compensation	(235)	(243)
(Gain)/loss on disposal of property, plant and equipment	(227)	6
Minority interest and other	2,066	(20)
Changes in operating assets and liabilities:
Increase in trade receivables	(94,375)	(80,243)
Increase in other current assets	(8,857)	(5,435)
Increase in trade payables	34,921	24,933
Increase in accrued liabilities and other liabilities	6,634	15,918

Net cash provided by operating activities	13,730	23,721

Investing Activities:
Purchases of property, plant and equipment	(30,985)	(14,164)
Proceeds from disposal of property, plant and equipment	1,828	971
Decrease in other non-current assets	3,892	85
Acquisitions and contingent earn-out payments	(30,360)	(4,256)
Other	(3,630)	(501)

Net cash used in investing activities	(59,255)	(17,865)

Financing Activities:
Increase/(decrease) in bank lines of credit	34,989	(3,166)
Increase/(decrease) in short-term borrowings	114	(1,623)
Repayment of long-term borrowings	(311)	(419)
Repayments of capital lease obligations	(13,895)	(9,427)
Dividends to minority interests	(526)	—
Net proceeds from the issuance of ordinary shares	2,936	7,093
Excess tax benefits from share-based compensation	235	243
Dividends paid	(6,141)	(5,925)

Net cash provided by/(used in) financing activities	17,401	(13,224)

Effect of foreign exchange rate changes on cash and cash equivalents	5,324	2,204

Net decrease in cash and cash equivalents	(22,800)	(5,164)
Cash and cash equivalents at beginning of period	289,141	278,408

Cash and cash equivalents at end of period	$266,341	$273,244

The condensed consolidated statements of cash flows include the activities of discontinued operations.

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended July 31, 2008
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total
Revenues	$876,136	$378,951	$—	$1,255,087

Freight consolidation costs	681,855	157,251	—	839,106
Staff costs	102,889	117,563	2,279	222,731
Depreciation and amortization	3,903	7,029	84	11,016
Amortization of intangible assets	845	2,234	—	3,079
Other operating expenses	47,702	83,079	4,763	135,544

Total operating expenses	837,194	367,156	7,126	1,211,476

Operating income/(loss)	$38,942	$11,795	$(7,126)	43,611

Interest expense, net				(4,043)
Other income				193

Pretax income				39,761
Provision for income taxes				10,034

Income before minority interests				29,727
Minority interests				(1,220)

Income from continuing operations				28,507
Discontinued operations:
Operating loss, net of tax				(77)
Gain on sale, net of tax				5,316

Net income				$33,746

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended July 31, 2007
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total
Revenues	$694,224	$348,520	$—	$1,042,744

Freight consolidation costs	538,075	139,564	—	677,639
Staff costs	81,322	110,799	2,898	195,019
Depreciation and amortization	3,241	6,449	68	9,758
Amortization of intangible assets	—	2,053	—	2,053
Other operating expenses	37,172	75,115	2,774	115,061

Total operating expenses	659,810	333,980	5,740	999,530

Operating income/(loss)	$34,414	$14,540	$(5,740)	43,214

Interest expense, net				(3,741)
Other expense				(166)

Pretax income				39,307
Provision for income taxes				10,890

Income before minority interests				28,417
Minority interests				(842)

Income from continuing operations				27,575
Discontinued operations:
Operating income, net of tax				92
Gain on sale, net of tax				—

Net income				$27,667

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Six months ended July 31, 2008
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total
Revenues	$1,702,329	$737,208	$—	$2,439,537

Freight consolidation costs	1,332,379	301,674	—	1,634,053
Staff costs	202,060	232,673	4,690	439,423
Depreciation and amortization	7,715	13,323	167	21,205
Amortization of intangible assets	1,690	4,491	—	6,181
Restructuring and impairments	2,382	3,654	—	6,036
Other operating expenses	89,280	166,357	9,721	265,358

Total operating expenses	1,635,506	722,172	14,578	2,372,256

Operating income/(loss)	$66,823	$15,036	$(14,578)	67,281

Interest expense, net				(8,598)
Other income				633

Pretax income				59,316
Provision for income taxes				15,455

Income before minority interests				43,861
Minority interests				(2,033)

Income from continuing operations				41,828
Discontinued operations:
Operating income, net of tax				144
Gain on sale, net of tax				5,316

Net income				$47,288

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Six months ended July 31, 2007
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total
Revenues	$1,306,312	$678,089	$—	$1,984,401

Freight consolidation costs	1,012,591	272,660	—	1,285,251
Staff costs	158,867	213,879	6,052	378,798
Depreciation and amortization	6,444	12,503	107	19,054
Amortization of intangible assets	—	4,038	—	4,038
Other operating expenses	69,749	148,183	4,977	222,909

Total operating expenses	1,247,651	651,263	11,136	1,910,050

Operating income/(loss)	$58,661	$26,826	$(11,136)	74,351

Interest expense, net				(7,829)
Other expense				(534)

Pretax income				65,988
Provision for income taxes				18,803

Income before minority interests				47,185
Minority interests				(1,732)

Income from continuing operations				45,453
Discontinued operations:
Operating income, net of tax				334
Gain on sale, net of tax				—

Net income				$45,787

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Three months ended July 31, 2008
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income
EMENA	$311,056	$70,524	$80,658	$44,607	$14,482
Americas	171,755	220,133	43,706	114,836	14,843
Asia Pacific	292,042	9,141	45,622	5,814	13,518
Africa	101,283	79,153	24,295	56,443	7,894
Corporate	—	—	—	—	(7,126)

Total	$876,136	$378,951	$194,281	$221,700	$43,611

	Three months ended July 31, 2007
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income
EMENA	$200,800	$56,843	$52,710	$29,152	$9,818
Americas	146,908	212,150	40,909	122,684	16,246
Asia Pacific	257,191	7,629	39,635	5,192	11,946
Africa	89,325	71,898	22,895	51,928	10,944
Corporate	—	—	—	—	(5,740)

Total	$694,224	$348,520	$156,149	$208,956	$43,214

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Six months ended July 31, 2008
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution		Restructuring
	Forwarding	Distribution	Net	Net	Operating	and
	Revenue	Revenue	Revenue	Revenue	Income	Impairments
EMENA	$593,288	$138,405	$150,283	$84,996	$20,006	$1,584
Americas	331,545	429,381	85,229	230,258	20,729	3,722
Asia Pacific	580,790	16,792	87,283	10,948	23,801	240
Africa	196,706	152,630	47,155	109,332	17,323	490
Corporate	—	—	—	—	(14,578)	—

Total	$1,702,329	$737,208	$369,950	$435,534	$67,281	$6,036

	Six months ended July 31, 2007
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution		Restructuring
	Forwarding	Distribution	Net	Net	Operating	and
	Revenue	Revenue	Revenue	Revenue	Income	Impairments
EMENA	$381,433	$112,635	$98,401	$57,317	$16,758	$—
Americas	277,941	411,657	78,623	237,300	29,121	—
Asia Pacific	475,354	14,773	74,935	10,161	20,469	—
Africa	171,584	139,024	41,762	100,651	19,139	—
Corporate	—	—	—	—	(11,136)	—

Total	$1,306,312	$678,089	$293,721	$405,429	$74,351	$—

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
     Set forth below is a reconciliation of our growth, excluding acquisitions, in our revenues and net revenues over the corresponding prior-year period.

		Growth
		excluding
		acquisitions
Revenues:
Three months ended July 31, 2008 (as reported)	$1,255,087
Less: Acquisitions impact (1)	(32,521)

Three months ended July 31, 2008 (as adjusted)	$1,222,566

Three months ended July 31, 2007	$1,042,744	17%

(1)	Represents revenues attributable to acquisitions that were completed on or after August 1, 2007.

		Growth
		excluding
		acquisitions
Net Revenues:
Three months ended July 31, 2008 (as reported)	$415,981
Less: Acquisitions impact (2)	(13,571)

Three months ended July 31, 2008 (as adjusted)	$402,410

Three months ended July 31, 2007	$365,105	10%

(2)	Represents net revenues attributable to acquisitions that were completed on or after August 1, 2007.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
     Set forth below is a reconciliation of our growth, excluding acquisitions, in our revenues and net revenues over the corresponding prior-year period.

		Growth
		excluding
		Acquisitions
Revenues:
Six months ended July 31, 2008 (as reported)	$2,439,537
Less: Acquisitions impact (3)	(59,442)

Six months ended July 31, 2008 (as adjusted)	$2,380,095

Six months ended July 31, 2007	$1,984,401	20%

(3)	Represents revenues attributable to acquisitions that were completed on or after August 1, 2007.

		Growth
		excluding
		Acquisitions
Net Revenues:
Six months ended July 31, 2008 (as reported)	$805,484
Less: Acquisitions impact (4)	(25,935)

Six months ended July 31, 2008 (as adjusted)	$779,549

Six months ended July 31, 2007	$699,150	11%

(4)	Represents net revenues attributable to acquisitions that were completed on or after August 1, 2007.